Exhibit 99.1

Twist Bioscience Reports Fiscal Second Quarter 2024 Financial Results

– Record revenue of $75.3M in 2QFY24, an increase of 25% over $60.2M in 2QFY23 –

– Orders increased to $93.2M in 2QFY24, growth of 45% over $64.2M in 2QFY23 –

— Increased FY 2024 revenue guidance to a range of $300M to $304M; Increased FY 2024 gross margin guidance to a range of 41.5 to 42.0% —

— Company to host conference call today at 4:30 p.m. Eastern Time —

SOUTH SAN FRANCISCO, Calif. -- (May 2, 2024) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the second quarter of fiscal 2024 ended March 31, 2024.

"This was another very strong quarter for Twist with both revenue and orders increasing to $75.3 million and $93.2 million, respectively," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. "We're encouraged by the reception of Express Genes, with more than 700 accounts, including 100 net new accounts ordering this differentiated product since launch. We see consistent strength In NGS, where our tools are used across fields and during the quarter we announced several differentiated products spanning research areas and geographies."

Dr. Leproust continued, "We remain steadfast and focused on our path to profitability. For the full business, gross margin improved from 31% to 41% for 2QFY23 and 2QFY24, respectively. More importantly, cash flow from operating activities continues to improve, and we are driving to breakeven. For the six months ended March 31, 2024, net cash used in operating activities was $42.4 million, compared to $98.4 million for the equivalent six month period in 2023. And, as we grow revenue, we continue to take steps to improve gross margin, driving toward gross margin over 50% by the end of fiscal 2025."

FISCAL 2024 SECOND QUARTER FINANCIAL RESULTS

•Orders: Total orders received for the second quarter of fiscal 2024 increased to $93.2 million compared to $64.2 million for the same period of fiscal 2023.
•Revenue: Total revenues for the second quarter of fiscal 2024 increased to $75.3 million compared to $60.2 million for the same period of fiscal 2023.
◦SynBio revenue increased to $29.8 million for the second quarter of fiscal 2024 compared to $24.2 million for the same period of fiscal 2023.

◦NGS revenue increased to $40.8 million for the second quarter of fiscal 2024 compared to $29.0 million for the same period of fiscal 2023.
◦Biopharma revenue was $4.7 million for the second quarter of fiscal 2024 compared to $7.0 million in the same period of fiscal 2023.
•Cost of Revenues: Cost of revenues for the second quarter of fiscal 2024 was $44.4 million compared to $41.7 million for the same period of fiscal 2023.
•Gross Margin: Gross margin for the second quarter of fiscal 2024 increased to 41% compared to 31% for the same period of fiscal 2023.
•Research and Development Expenses: Research and development expenses for the second quarter of fiscal 2024 were $24.1 million compared to $27.4 million for the same period of fiscal 2023.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the second quarter of fiscal 2024 were $55.6 million compared to $54.0 million for the same period of fiscal 2023.
•Net Loss: Net loss attributable to common stockholders for the second quarter of fiscal 2024 was $45.5 million, or $0.79 per share, compared to $59.2 million, or $1.04 per share, for the same period of fiscal 2023.
•Adjusted EBITDA: Adjusted EBITDA for the second quarter of fiscal 2024 was -$26.8 million compared to -$45.5 million for the same period of fiscal 2023. See the table included in this release for a reconciliation between our Adjusted EBITDA and net loss attributable to common stockholders, the most directly comparable GAAP financial measure.
•Cash Position: As of March 31, 2024, the company had $293.3 million in cash, cash equivalents and short-term investments.

Recent Highlights:

•Shipped products to 2,253 customers in the second quarter of fiscal 2024, compared to approximately 2,100 customers in the second quarter of fiscal 2023.
•Shipped approximately 193,000 genes during the second quarter of fiscal 2024, compared with approximately 152,000 genes during the second quarter of fiscal 2023.
•Launched the cfDNA Library Preparation Kit to maximize the number of unique cfDNA molecules captured during library preparation for higher confidence in the accuracy and sensitivity of liquid biopsy tests.
•Launched IVDR-compliant Twist Precision Dx Products1, the first Twist products specifically developed to be included within regulated customer products.
•Announced technology early access of the Twist Flex Prep Ultra High-Throughput (UHT) Kit, designed to accelerate NGS's microarray conversion and adoption in agricultural genomics by enabling unparalleled throughput at a fraction of the cost of existing on market solutions.

•Collaborated with Element Biosciences to develop the Twist for Element, Exome 2.0 plus Comprehensive Exome Spike-in Workflow for Element's AVITI™ System.
•Launched a new Human Pangenome Spike-in for the Twist Exome 2.0 panel, developed to enable researchers to detect a more complete view of genetic variation during whole exome sequencing.

Updated Fiscal 2024 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2024, including the third and fourth quarters of fiscal 2024. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2024, Twist provided the following updated financial guidance:

•Total revenue is expected to be in the range of $300 million to $304 million compared to previous guidance of $288 million to $293 million, indicating year over year growth of 22 to 24 percent, and includes the following:
◦SynBio revenue is expected to be in the range of $118 million to $120 million compared to the previous estimate of $114 million to $117 million, indicating year over year growth of 20 to 22 percent
◦NGS revenue is expected to be in the range of $162 million to $164 million compared to the previous estimate of $150 million to $152 million, indicating year over year growth of 31 to 33 percent
◦Biopharma revenue is expected to be approximately $20 million compared to the previous estimate of approximately $24 million, indicating year over year decrease of approximately 13 percent
•Gross margin is expected to be approximately 41.5% to 42.0% for fiscal 2024, an increase from previous guidance of 40% to 41%
•Loss from operations before taxes of approximately $183 million to $188 million, a decrease from $189 million to $194 million provided previously
◦Capital expenditure of $15 million, unchanged from prior guidance
◦Ending cash, cash equivalents and short-term investments at September 30, 2024 of more than $245 million.

For the third quarter of fiscal year 2024, Twist provided the following financial guidance:

•Total revenue of approximately $77 million
◦SynBio revenue of approximately $31 million
◦NGS revenue of approximately $41 million

◦Biopharma revenue of approximately $5 million
•Gross margin of 41-42%

For the fourth quarter of fiscal year 2024, Twist provided the following financial guidance:

•Total revenue in the range of $77 million to $80 million
•Gross margin of 43-44%

1For in vitro diagnostic use. Not available in all regions and countries.

Non-GAAP Information
This release includes EBITDA and adjusted EBITDA, which are non-GAAP financial measures, for the periods presented. EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax provision (benefit) and depreciation and amortization. Adjusted EBITDA is defined as net loss adjusted to exclude interest income, interest expense, income tax provision (benefit), depreciation and amortization, other income/expense, net, change in fair value of contingent considerations and holdbacks, stock-based compensation expense and other items detailed in the reconciliation table below that we believe are not indicative of our ongoing results. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. However, non-GAAP information is not superior to financial measures calculated in accordance with GAAP, is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to the non-GAAP financial measures is included at the end of this press release.

A reconciliation of adjusted EBITDA for the fourth quarter of fiscal 2024 to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during fiscal 2024 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 4:30 p.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the heading “Updated Fiscal 2024 Financial Guidance” statements regarding future growth and expansion, timing of the development of data storage solutions, revenue growth, estimated annual revenues, ability and timing to achieve profitability and ability to increase gross margins and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits of Twist Bioscience’s restructuring activities and reduced investments in DNA data storage; the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist Bioscience to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period will depend heavily on the success of our existing products and the development and commercialization of additional products in the synthetic biology, biologic drug and data storage industries; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits from acquisitions; supply chain and other disruptions; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the SEC on November 21, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Investors:
Angela Bitting
SVP, Corporate Affairs
925-202-6211
abitting@twistbioscience.com

For Media:
Amanda Houlihan
Communications Manager
774-265-5334
ahoulihan@twistbioscience.com

Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended March 31,		Six months ended March 31,
(In thousands, except per share data)	2024	2023	2024	2023
Revenues	$75,302	$60,180	$146,800	$114,423
Operating expenses:
Cost of revenues	$44,420	$41,669	$86,955	$71,111
Research and development	24,149	27,379	47,249	58,621
Selling, general and administrative	55,622	53,965	108,462	96,289
Change in fair value of contingent considerations and holdbacks	—	(1,196)	—	(5,331)
Total operating expenses	$124,191	$121,817	$242,666	$220,690
Loss from operations	$(48,889)	$(61,637)	$(95,866)	$(106,267)
Interest income	3,941	3,464	8,061	6,504
Interest expense	—	(2)	—	(3)
Other income (expense), net	(199)	(305)	(230)	(462)
Income tax (provision) / benefit	(345)	(676)	(465)	(752)
Net loss attributable to common stockholders	$(45,492)	$(59,156)	$(88,500)	$(100,980)
Net loss per share attributable to common stockholders—basic and diluted	$(0.79)	$(1.04)	$(1.54)	$(1.78)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	57,779	56,777	57,637	56,608

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	March 31, 2024	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$243,348	$286,470
Short-term investments	49,994	49,943
Accounts receivable, net	35,993	44,064
Inventories	30,376	32,063
Prepaid expenses and other current assets	12,158	11,716
Total current assets	$371,869	$424,256
Property and equipment, net	121,339	131,830
Operating lease right-of-use assets	63,666	71,531
Other non-current assets	145,972	148,786
Total assets	$702,846	$776,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,703	$14,052
Accrued expenses	14,513	10,754
Accrued compensation	25,214	25,818
Current portion of operating lease liability	14,621	14,896
Other current liabilities	5,439	7,803
Total current liabilities	$67,490	$73,323
Operating lease liability, net of current portion	74,804	79,173
Other non-current liabilities	421	475
Total liabilities	$142,715	$152,971
Total stockholders’ equity	$560,131	$623,432
Total liabilities and stockholders’ equity	$702,846	$776,403

Twist Bioscience Corporation
Adjusted EBITDA
(Unaudited)
(in thousands)

The following table sets forth a reconciliation between our Adjusted EBITDA and net loss attributable to Twist Bioscience Corporation, the most directly comparable GAAP financial measure, for each of the periods presented:

	Three months ended March 31,		Six months ended March 31,
(In thousands)	2024	2023	2024	2023
GAAP net income	$(45,492)	$(59,156)	$(88,500)	$(100,980)
Add (Deduct) adjustments:			$—
Interest income	(3,941)	(3,464)	(8,061)	(6,504)
Interest expense	—	2	—	3
Income tax provision (benefit)	345	676	465	752
Depreciation and amortization	8,304	7,028	16,475	12,320
EBITDA	$(40,784)	$(54,914)	$(79,621)	$(94,409)
Add (Deduct) adjustments:
Other income/expense, net	199	305	230	462
Change in fair value of contingent considerations and holdbacks	—	(1,196)	—	(5,331)
Stock-based compensation expense	13,824	10,259	24,844	7,934
Adjusted EBITDA	$(26,761)	$(45,546)	$(54,547)	$(91,344)